STOCK ESCROW AGREEMENT


     This Stock Escrow Agreement (this "Agreement) is made and entered into as of the _____ day of June 2000, by, between and among POORE BROTHERS, INC., a Delaware corporation ("Buyer"); BOULDER POTATO COMPANY, INC., a Colorado corporation ("Seller"); and Stifel, Nicolaus & Company, Incorporated, a ____________ corporation (the "Escrow Agent").

                                   WITNESSETH:

     WHEREAS, Buyer and Seller are parties to a certain Agreement for Purchase and Sale of Assets, dated as of June ____, 2000 (the "Purchase Agreement"), pursuant to which Buyer has agreed to deliver to the Escrow Agent a certificate or certificates, registered in the name of Seller, representing the issuance of $300,000 in Fair Market Value (computed as of Closing) of Poore Brother's, Inc. common stock, par value of $.01 (one cent) per share (the "Poore Brothers Securities") (such Poore Brothers Securities and any distributions or dividends with respect thereto, together with any proceeds of any permitted sale of Poore Brothers Securities hereunder and together with interest or other income earned from investment of any such dividends, being referred to herein as the "Escrow Sum"), such Escrow Sum to be held by the Escrow Agent, and released to Seller and/or Buyer, under the conditions and in accordance with the terms hereof.

                                   AGREEMENTS:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1: ESCROW AGENT

     1.1. APPOINTMENT. The Escrow Agent is hereby appointed depositary and escrow agent for Buyer and Seller with respect to the Escrow Sum. Escrow Agent is also constituted an agent of Buyer to hold the Poore Brothers Securities in escrow and in pledge for the benefit of Buyer. Seller hereby grants a security interest in and to, and pledges, the Escrow Sum to Buyer to secure the obligations of Seller under and pursuant to the Purchase Agreement, including, without limitation, the obligations of Seller referenced in Section 3.1 below, and Escrow Agent hereby accepts such designation as Buyer's agent for that purpose.

     1.2. BINDING OBLIGATIONS. Except for this Agreement, the Escrow Agent is not a party to, nor is it bound by, any agreement between Buyer and Seller. Reference in this Agreement to other documents or instruments is for identification purposes only, and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein. The only duties and responsibilities of the Escrow Agent shall be to hold the Escrow Sum as Escrow Agent according to the provisions of this Agreement and to dispose of and deliver the Escrow Sum as provided in this Agreement.

     1.3. ACTS OF ESCROW AGENT. The Escrow Agent's sole responsibilities shall be for the safekeeping and investment of the Escrow Sum and the disbursement of the Escrow Sum and interest thereon in accordance with this Agreement. The Escrow Agent's authority is limited to the express provisions of this Agreement, and the Escrow Agent shall not have any duties other than those expressly set forth herein. The Escrow Agent has no duty to determine or inquire into any happening or occurrence or any performance or failure of performance of Buyer or

Seller or any other party with respect to their agreements or arrangements with each other or with any other party other than those imposed by this Agreement or any other agreement to which the Escrow Agent is a party in connection herewith. The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except its own negligence or misconduct or any failure to carry out its duties under this Agreement. The Escrow Agent may confer with legal counsel of its own choosing in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in reasonable reliance upon the opinions of such counsel. The Escrow Agent may rely and shall be protected in acting upon any documents which may be submitted to it in connection with its duties hereunder and which he reasonably believes to be genuine and to have been signed or presented by the proper party or parties, and the Escrow Agent shall have no liability or responsibility with respect to the form of execution or validity thereof except as otherwise herein specifically set forth. The Escrow Agent is hereby expressly authorized to comply with and obey any and all orders, judgments, or decrees of any court relating to this Agreement, the Escrow Sum, or the relationship between Buyer and Seller, and in case the Escrow Agent obeys or complies with any such order, judgment, or decree of any court, it shall not be liable to either Buyer or Seller, or to any other person, by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, or vacated, or found to have been entered without jurisdiction. Buyer and Seller agree jointly and severally to indemnify the Escrow Agent against any expenses or liabilities, claims, losses, or damages incurred by the Escrow Agent that may arise out of or in connection with the Escrow Agent's acting as Escrow Agent under and in strict compliance with the terms of this Agreement or as a result of any litigation or threat of any litigation in connection herewith or performance in accordance herewith, except in those instances where the Escrow Agent has been guilty of negligence or other misconduct or has otherwise acted inconsistently with the terms of this Agreement or inconsistently with the obligations imposed upon the Escrow Agent by law.

     1.4. ADVERSE CLAIMS OR DEMANDS. In the event of any disagreement resulting in adverse or conflicting claims or demands being made in connection with the subject matter of this Agreement or upon the Escrow Agent, causing the Escrow Agent to have doubt as to what action it should take hereunder, or in the event that the Escrow Agent, in good faith, otherwise has doubt as to what action it should take hereunder, the Escrow Agent may, at its option and in its discretion, petition any court of competent jurisdiction in the State of Arizona, for instructions or interplead the funds or assets so held into such court. The parties agree to the jurisdiction of such court, waive personal service of process, and agree that service of process by certified or registered mail, return receipt requested, to the address set forth in Section 5.1 hereof shall constitute adequate service. The parties hereby agree to indemnify and hold the Escrow Agent harmless from any liability or losses occasioned by such interpleader action or request for instructions and to pay any and all of its costs, expenses, and attorney's fees incurred in any such action and agree that on upon entry of an order permitting interpleader and full compliance therewith, the Escrow Agent, its servants, agents, employees, or officers will be relieved of further liability.

     1.5. LITIGATION. The Escrow Agent shall not be required to institute legal proceedings of any kind. In the event litigation is instituted by Buyer against Seller or by Seller against Buyer that: (a) requires additional duties of the Escrow Agent; (b) requires court appearances by or on behalf of the Escrow Agent; or (c) requires the Escrow Agent to incur expenses or make disbursements in the resolution of contested claims against the Escrow Sum, then the Escrow Agent shall be entitled to reimbursement for any reasonable expenses or disbursements, and such reimbursement shall include, but not be limited to, the actual cost of legal services if the Escrow Agent deems it necessary to retain an attorney.

     1.6. FEES. The fees and expenses of the Escrow Agent shall be paid one-half (1/2) by Buyer and one-half (1/2) by Seller from funds other than the Escrow Sum.

ARTICLE 2: DELIVERY OF SECURITIES

     The Escrow Agent hereby acknowledges receipt of, or will acknowledge, upon actual receipt of, the Poore Brothers Securities from Buyer. The Escrow Agent further acknowledges its acceptance of the authorization herein conferred and agrees to carry out and perform the duties contained herein pursuant to the provisions of this Agreement.

ARTICLE 3: RELEASE OF SECURITIES

     3.1. RELEASE OF ESCROW SUM TO BUYER. (A) If any time prior to two (2) years from the date hereof Buyer learns of facts which lead Buyer to conclude that it may suffer Damages for which Seller may be liable pursuant to the provisions
Article 11 of the Purchase Agreement, then Buyer shall promptly advise the Escrow Agent and Seller of such claim ("Claim") by delivering written notice thereof (the "Notice of Claim") to the Escrow Agent and Seller. The Notice of
Claim:  (i) shall state the claimed nature of Seller's  alleged  liability;  and
(ii) shall state the maximum amount of the payment that Buyer claims it is entitled to receive from the Escrow Sum. Seller shall have thirty (30) days after receipt of the Notice of Claim in which to advise the Escrow Agent and Buyer that it disputes the Claim by delivering written notice of Seller's dispute (the "Notice of Dispute") to the Escrow Agent and to Buyer. The Notice of Dispute may contest all or any portion of the Notice of Claim based on a dispute concerning the existence of a Claim, Seller's liability or the estimated amount of the alleged loss.

          (A) If Seller fails to deliver a Notice of Dispute  within such thirty
(30) day period, Seller shall be deemed to have acknowledged that Buyer is entitled to payment as set forth in the Notice of Claim and shall be deemed to have directed the Escrow Agent to disburse such payment (the "Claim Payment") to Buyer in accordance with the provisions of Section 3.4. In the event a Notice of Dispute is timely delivered, then the undisputed portion of the Claim, if any (the "Undisputed Claim Payment"), shall be promptly disbursed to Buyer in accordance with the provisions of Section 3.4, and only the sum that is subject to a dispute shall be held by the Escrow Agent until the Claim is resolved; provided, however, that any Claim which is based upon the assertion or threat of a third party claim against Buyer shall be conclusively deemed to be resolved four (4) years after the Notice of Claim is delivered unless litigation, arbitration, assessment, or some other formal proceeding is commenced against Buyer within that four (4) year period. If such a formal proceeding is not commenced within the four (4) year period, then the Claim shall be deemed abandoned and of no further force and effect for purposes of this Agreement. In the event a formal proceeding is commenced within the four (4) year period, then the resolution of the Claim will occur only upon the resolution of such proceeding and any related appellate proceedings.

          (B) Subject to Seller's right to dispute a Claim as set forth above, once a Notice of Claim is delivered to the Escrow Agent, the Escrow Agent shall not permit the Escrow Sum to be reduced by disbursement to Seller pursuant to
Section 3.2 to an amount which is less than the amount of the Claim (the Poore Brothers Securities then held by the Escrow Agent being valued for the purpose of any such determination based on the average closing price per share of Poore Brothers, Inc. stock for the immediately preceding ten (10) trading days before the date for which the valuation is being determined, as reported in the Wall Street Journal (the "Valuation Price")). If such reports are not ready obtainable from the Wall Street Journal, the reasonable determination of a financial advisor to Buyer knowledgeable about the stock price of Poore Brothers, Inc. common stock shall be substituted. Furthermore, if the amount of any Claim or the aggregate amount of any Claims should ever exceed the amount of the Escrow Sum (the Poore Brothers Securities then held by the Escrow Agent being valued for such purposes based on the Valuation Price), then no portion of the Escrow Sum shall be disbursed pursuant to Section 3.2 during such time that such a deficit exists.

          (C) Notwithstanding anything to the contrary herein or in the Purchase Agreement, no sums shall be disbursed to Buyer hereunder unless the aggregate amount of Claims theretofore made by Buyer, together with any Claim then made by Buyer, exceeds $20,000.00, whereupon the total amount of such Claims which are not subject to dispute shall be released to Buyer under the terms of this Agreement. Without limiting the foregoing, at no time shall the total Valuation Price for all Poore Brothers Securities released to Buyer hereunder exceed $300,000.00. Upon release of $300,000.00 in total Valuation Price of Poore Brothers Securities, the remainder of the Poore Brothers Securities shall be released to Seller pursuant to the provisions of Section 3.2 below.

     3.2. CERTAIN RELEASES OF ESCROW SUM. One year from the date hereof, the Escrow Agent shall irrevocably and unconditionally disburse to Seller the difference between: (a) one-half of the Escrow Sum; less (b) the amount of any Claims previously paid pursuant to the terms of this Agreement and the Purchase Agreement and of the amount of any then existing Claim or Claims which are unresolved and/or which are then the subject of a pending Notice of Claim. Two years from the date hereof, the remainder of the Escrow Sum, if any, shall be irrevocably and unconditionally disbursed to Seller (or Buyer, if appropriate), in one or more disbursements, upon final resolution of all Claims then pending and/or which are then the subject of a pending Notice of Claim.

     3.3. DELIVERY. Unless delivery is made in person at the Escrow Agent's office or unless the Escrow Agent is properly instructed in writing by Buyer or Seller, as the case may be, to make delivery in such other manner, the Escrow Agent shall be deemed to have properly delivered to Buyer or Seller, as the case may be, such funds as Buyer or Seller is entitled to receive, upon placing the same in the United States Mail in a suitable package or envelope, registered or certified mail, return receipt requested, postage prepaid, addressed to the address referred to in Section 5.1 hereof or such other address as may be furnished to the Escrow Agent in writing.

     3.4. TREATMENT OF POORE BROTHERS SECURITIES. In the event that the Escrow Agent is required to make a Claim Payment or an Undisputed Claim Payment pursuant to the provisions of Section 3.1 at a time when a portion of the Escrow Sum is composed of Poore Brothers Securities, the Escrow Agent shall, at Buyer's election (which election may include any combination of funds and/or values under clause (i) and/or (ii) below): (i) transfer to Buyer such number of shares of the Poore Brothers Securities as shall be necessary to satisfy all or any portion of such Claim Payment or Undisputed Claim Payment (such Poore Brothers Securities being valued for such purposes based on the Valuation Price on the date transferred); or (ii) disburse to Buyer an appropriate portion of the Escrow Sum not represented by Poore Brothers Securities, which, when aggregated with the valuation arrived at under clause (i) above, shall equal a total valuation equal to the Claim Payment and/or Undisputed Claim Payment in question.

ARTICLE 4: INVESTMENT AND INTEREST; PERMITTED SALES

     4.1. INVESTMENT. At Seller's written direction and with Buyer's countersignature, the Escrow Agent shall invest the Escrow Sum (other than the Poore Brothers Securities) in interest-bearing, federally insured bank accounts, money market funds or instruments, government securities, financial institution obligations, or similar instruments. All investments in obligations which are not direct obligations of the United States must be rated AI or PI by Moody's or Standard & Poor's, and must have a maturity of one (1) year or less. The Escrow Agent shall not be liable to Buyer or Seller for any claim related to the investment or management of the Escrow Sum, provided that the Escrow Agent complies strictly with the provisions of this Section 4.1 and Section 4.3. Disbursement by the Escrow Agent of the Escrow Sum shall be made in accordance with and at the time or times specified in Sections 3.1 and 3.2 of this Agreement.

     4.2. INTEREST AND OTHER INCOME. Any distributions or dividends with respect to the Poore Brothers Securities or any other investments or instruments held in escrow from time to time, together with the proceeds of any sale, transfer, or other disposition thereof and any interest or other income earned from investment of any such proceeds, during the period of these escrow arrangements shall accrue and be held by the Escrow Agent as part of the Escrow Sum.

     4.3. INVESTMENT INSTRUCTIONS. Seller shall direct the Escrow Agent regarding the investment of the Escrow Sum pursuant to Section 4.1. Seller and Buyer, and not Escrow Agent, shall be solely responsible for following the guidelines for investments set forth in Section 4.1, including, without limitation, investigating and satisfying themselves regarding the liquidity of the firms and/or institutions with which the Escrow Sum is to be placed. Seller shall deliver to Escrow Agent the name(s), address(es), and contact person(s) of the firm(s) and/or banking institution(s) with which the Escrow Sum is to be placed, together with a description of the type of investment to be made. Unless otherwise explicitly stated by Seller in the written instructions to Escrow Agent, at no time will any investment of the Escrow Sum or any portion thereof (other than the Poore Brothers Securities and any direct obligation of the United States) exceed one (1) year in duration, nor will any such investment be subject to automatic renewal.

     4.4. CERTAIN PERMITTED SALES. At any time after one year from the date hereof, at Seller's written direction and with Buyer's countersignature, such countersignature not to be unreasonably withheld or delayed, Seller shall have the option of directing the Escrow Agent to sell, pursuant to all applicable securities laws and private contractual restrictions, all or any portion of the Escrow Sum constituting Poore Brothers Securities upon the terms and conditions set forth in this Section 4.4. The net price per share received by Escrow Agent with respect to any such sale may not be less than the value per share of the Poore Brothers Securities on the date hereof computed in accordance with the Purchase Agreement. When such net proceeds are received by Escrow Agent, they shall become a portion of the Escrow Sum and held thereafter by Escrow Agent under the terms hereof.

ARTICLE 5: MISCELLANEOUS

     5.1. NOTICES. Any notice or consent pursuant to or in connection with this Agreement shall be in writing and Seller be deemed to be delivered (a) upon receipt, if personally delivered or delivered by reputable overnight courier, or
(b) at the close of business on the fifth business day next following the day when placed in the United States mail postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address stated below (or at such other address as such party may designate by written notice to all other parties), with a copy thereof sent to the persons indicated:

          If to Seller:            Boulder Potato Company, Inc.
                                   Attn:  Mr. Mark C. Maggio
                                   1898 South Flatiron Court, #120
                                   Boulder, Colorado  80301
                                   Telephone: (303) 546-9939
                                   Facsimile: (303) 546-9133

          With copy to:            Maggio & Fox
                                   Attn:  Frank P. Maggio, Esq.
                                   501 Seventh Street
                                   Suite 501, Amcore Financial Plaza
                                   Rockford, Illinois 61104
                                   Telephone: (815) 968-5100
                                   Facsimile: (815) 968-4417

          If to Buyer:             Poore Brothers, Inc.
                                   Attn:  Mr. Eric J. Kufel
                                   3500 South La Cometa Dr.
                                   Goodyear, Arizona 85338
                                   Telephone: (602) 932-6200
                                   Facsimile: (602) 925-2363

          With copy to:            Mariscal, Weeks, McIntyre & Friedlander, P.A.
                                   Attn:  Fred C. Fathe, Esq.
                                   2901 North Central Ave., #200
                                   Phoenix, Arizona 85012
                                   Telephone: (602) 285-5000
                                   Facsimile: (602) 285-5100

          If to Escrow Agent:      Stifel, Nicolaus & Company, Incorporated
                                   c/o Mr. Larry Bain
                                   3401 Enterprise Parkway
                                   Suite 110
                                   Beachwood, Ohio  44122
                                   Telephone  216-514-8685
                                   Facsimile  216-514-8687

     5.2. ENTIRE AGREEMENT; AMENDMENT. Except as otherwise expressly set forth herein, this Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and no representations, inducements, promises, or agreements, oral or otherwise, not embodied herein shall be of any force or effect. This Agreement may be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may be given, only pursuant to a written instrument signed by Buyer and Seller, and, if, but only if, the rights and responsibilities of the Escrow Agent are modified by such amendment, modification, or supplement, by the Escrow Agent.

     5.3. PARTIES BOUND. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, and other legal representatives.

     5.4. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for each of the parties to execute each of such counterparts, but when all of the parties have executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

     5.5. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     5.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to principles of conflicts or choice of law. Any action or arbitration brought to enforce or construe this Agreement or to declare the rights of the parties shall be commenced and maintained in an appropriate state or federal court or before an appropriate arbitrator in Phoenix, Arizona, and each party irrevocably consents to exclusive jurisdiction and venue in such forum for such purposes.

     5.7. SEVERABILITY. If any provision of this Agreement is held to be illegal invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable, and this Agreement shall be reformed accordingly.

     5.8. LEGAL FEES AND COSTS. In the event Buyer or Seller elects to incur legal expenses in connection with any arbitration or litigation to enforce or interpret any provision of this Agreement or to declare the rights of the parties under this Agreement, the prevailing party will be entitled to recover such legal expenses, including reasonable attorney's fees, expert witness fees, paralegal expenses, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

     5.9. [RESERVED]

     5.10. RESIGNATION AND TERMINATION. The Escrow Agent may resign as such by delivering written notice to that effect at least sixty (60) days prior to the effective date of such resignation to Seller and Buyer. Upon expiration of such sixty (60) day notice period, the Escrow Agent may deliver the portion of the Escrow Sum remaining it its possession to any successor Escrow Agent appointed by Seller and Buyer pursuant to this Section 5.10, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction in Phoenix, Arizona, or in accordance with the joint written instructions of Buyer and Seller. Seller and Buyer, acting jointly, may terminate the Escrow Agent from its position as such by delivering to the Escrow Agent written notice to that effect executed by Seller and Buyer at least thirty (30) days prior to the effective date of such termination. In the event of such resignation or termination of the Escrow Agent, a successor Escrow Agent shall be appointed by mutual agreement between Seller and Buyer, and the Escrow Agent shall deliver the portion of the Escrow Sum remaining in its possession to such successor escrow agent. From and after the appointment of a successor Escrow Agent pursuant to this Section 5.10, all references herein to the Escrow Agent shall be deemed to be to such successor Escrow Agent. The delivery by the Escrow Agent of the Escrow Sum hereunder in accordance with the provisions of this Section
5.10 shall constitute a full and sufficient discharge and acquittance of the Escrow Agent in respect to such sums delivered, and the Escrow Agent shall be entitled to receive releases and discharges therefor. The indemnities in favor of the Escrow Agent contained in this Agreement and the obligations of Buyer and Seller under Section 1.6 hereof shall survive for the benefit of the Escrow Agent after any resignation or termination.

     5.11. NON-ASSIGNMENT. The duties, responsibilities, interests, and rights of the parses under this Agreement are non-transferable and nonassignable (without the express written consent of Buyer and Seller), and any purported or attempted transfer or assignment in violation of this provision shall be void and shall vest no rights in the purported transferee or assignee.

     IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:                                 BOULDER POTATO COMPANY, INC., a
                                        Colorado corporation,


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------


PURCHASER:                              POORE BROTHERS, INC., a Delaware
                                        corporation


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------


ESCROW AGENT:                           Stifel, Nicolaus & Company,
                                        Incorporated, a _________________

                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------